Tidal Trust I 485BPOS

Exhibit 99(h)(xviii)(2)

AMENDMENT TO FUND OF FUNDS INVESTMENT AGREEMENT FOR THE
PURPOSE OF ADDING ADDITIONAL ACQUIRING FUND(S)

June 9, 2025

Tidal Trust I

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204

RE:	Addition of Acquiring Fund(s) to Fund of Funds Investment Agreement Dear Sirs and Madams:

Dear Sirs and Madams:

This amendment (“Amendment”) will confirm the agreement between PIMCO ETF Trust and PIMCO Equity Series (each an “Acquired Trust” and collectively, the “Acquired Trusts”) and Tidal Trust I, formerly Tidal ETF Trust, (the “Acquiring Trust”) as follows. Capitalized terms used herein but not otherwise defined shall have their respective meanings ascribed to them in the Agreement (defined below).

WHEREAS, the Acquiring Trust(s) and Acquired Trust(s) (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022, as amended (the “Agreement”), each on behalf of its separate series listed on Schedule A and Schedule B, respectively, of the Agreement, severally and not jointly;

WHEREAS, the Parties desire to amend Schedule A of the Agreement to add additional series as Acquiring Fund(s) (“New Acquiring Fund(s)”) pursuant to Section 7 of the Agreement; and

WHEREAS, Section 8 of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.	Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

2.	Schedule B is hereby restated in its entirety and attached to this Amendment.

3.	Consistent with each Party’s Rule compliance obligations as described in the Agreement and to the extent necessary, each Party represents and warrants that its investment adviser has made any evaluations and findings required by the Rule in connection with investment by the New Acquiring Fund(s) in the Acquired Fund(s), or will do so prior to the time that the Rule would require such evaluations and findings.

4.	Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

5.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Tidal Trust I, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:

Name:	Eric Falkeis

Title:	President

PIMCO ETF Trust, on behalf of itself and each of its series listed on Schedule B, severally and not jointly

By:

Name: Title:	Joshua Ratner President

PIMCO Equity Series, on behalf of itself and each of its series listed on Schedule B, severally and not jointly

By:

Name: Title:	Joshua Ratner President

SCHEDULE A - LIST OF ACQUIRING FUNDS

Tidal Trust I

•	Academy Veteran Impact ETF

•	Acruence Active Hedge U.S. Equity ETF

•	Adasina Social Justice All Cap Global ETF

•	American Customer Satisfaction ETF

•	ATAC Credit Rotation ETF

•	ATAC Equity Leverage Rotation ETF

•	ATAC US Rotation ETF

•	ATAC Rotation Fund

•	Aztlan Global Stock Selection DM SMID ETF

•	Aztlan North America Nearshoring Stock Selection ETF

•	Digital Asset Debt Strategy ETF

•	FolioBeyond Alternative Income and Interest Rate Hedge ETF

•	FolioBeyond Enhanced Fixed Income Premium ETF

•	God Bless America ETF

•	Gotham 1000 Value ETF

•	Gotham Enhanced 500 ETF

•	Gotham Short Strategies ETF

•	Intelligent Real Estate ETF

•	Leatherback Long/Short Absolute Return ETF

•	Leatherback Long/Short Alternative Yield ETF

•	Residential REIT ETF

•	RPAR Risk Parity ETF

•	SoFi Next 500 ETF

•	SoFi Select 500 ETF

•	SoFi Enhanced Yield ETF

•	SoFi Social 50 ETF

•	SonicShares Global Shipping ETF

•	Sound Enhanced Equity Income ETF

•	Sound Enhanced Fixed Income ETF

•	Sound Equity Dividend Income ETF

•	Sound Fixed Income ETF

•	Sound Total Return ETF

•	SP Funds Dow Jones Global Sukuk ETF

•	SP Funds S&P 500 Sharia Industry Exclusions ETF

•	SP Funds S&P Global REIT Sharia ETF

•	The Free Markets ETF

•	Unlimited HFND Multi-Strategy Return Tracker ETF

•	Unlimited HFEQ Equity Long/Short ETF

•	Unlimited HFGM Global Macro ETF

•	Unlimited HFEV Event Driven ETF

•	Unlimited HFFI Fixed Income ETF

•	Unlimited HFEM Emerging Markets ETF

•	Unlimited HFMF Managed Futures ETF

•	Unlimited Ultra HFND Multi-Strategy ETF

•	Unlimited Low-Beta HFND Multi-Strategy ETF

•	Unusual Whales Subversive Democratic Trading ETF

•	Unusual Whales Subversive Republican Trading ETF

•	UPAR Ultra Risk Parity ETF

•	ZEGA Buy and Hedge ETF

SCHEDULE B - LIST OF ACQUIRED FUNDS (RESTATED)

PIMCO ETF Trust

Fixed Income Index Funds

•	PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund

•	PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund

•	PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund

•	PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund

•	PIMCO Broad U.S. TIPS Index Exchange-Traded Fund

•	PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund

Actively-Managed Funds

•	PIMCO Active Bond Exchanged-Traded Fund

•	PIMCO Enhanced Short Maturity Active Exchange-Traded Fund

•	PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund

•	PIMCO Enhanced Low Duration Active Exchange-Traded Fund

•	PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund

•	PIMCO Senior Loan Active Exchange-Traded Fund

PIMCO Equity Series

Equity Exchange-Traded Funds

•	PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF

•	PIMCO RAFI Dynamic Multi-Factor International Equity ETF

•	PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF

•	PIMCO RAFI ESG U.S. ETF

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